UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2019

Date of Report

VENTURE VANADIUM INC.

(Exact name of registrant as specified in its charter)

Nevada	333-215459	32-0507158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Oxford Centre, 301 Grant Street, Suite 4300, Pittsburgh, 15219
(Address of principal executive offices)

412-577-2499

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2018, Mr. Ian Ilsley (“Mr. Ilsley”) entered into the Desgrobois Option Agreement with Mr. Fayz Yacoub (“Mr. Yacoub”) where Mr. Yacoub has agreed to grant an exclusive option to Mr. Ilsley which entitled Mr. Ilsley to acquire an undivided one hundred percent (100%) interest in and to 30 mineral claims in the Desgrobois Vanadium/Titanium Property (the “Property”). The Property represents 1,790 hectares (4,423 acres) situated in Quebec and the 30 mineral claims associated with it within NTS map sheets 31J/01 as more particularly described in Schedule A in exhibit 10.1.

To acquire the property under the Desgrobois Option Agreement, Mr. Ilsley (or his assigns) has to:

(i)

make a cash payment of $155,000 according a two-year payment schedule set out in such agreement, of which $50,000 was paid as of the date hereof;

(ii)

issue of 2,500,000 shares of our common stock after we are listed on a recognized North American Exchange, of which 1,000,000 shares are due to be issued;

(iii)

make expenditures on the Property of $400,000 over a two-year period; and

(iv)

provide 2% net smelter return on all metals from the Property.

On June 12, 2019 (the “Effective Date”), Mr. Ilsley, our sole director and officer, and Venture Vanadium Inc. (the “Corporation”), a Nevada corporation entered into an Assignment of Desgrobois Option Agreement where Mr. Ilsley desired to assign all of his right, title and interest in the Desgrobois Option Agreement in exchange for 100,000 shares of common stock of the Corporation. On June 12, 2019, Mr. Ilsley assigned and transferred to the Corporation all of his right, title and interest in, to and under the Property in the Desgrobois Option Agreement dated November 6, 2018, including all of his duties, obligations and liabilities under the Desgrobois Option Agreement, including any and all payment obligations to Mr. Yacoub. Pursuant to the Assignment of Desgrobois Option Agreement, Mr. Ilsley has agreed to pay Mr. Yacoub an additional $15,000 together with the issuance of 100,000 shares as compensation for delay.

The description above is a summary, the Desgrobois Option Agreement and the Assignment of Desgrosbois Option Agreement, each of which is filed as an exhibit to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective June 12, 2019, Mr. Ilsley entered into the Assignment of Desgrosbois Option Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the completion of the Assignment of Desgrosbois Option Agreement, the Corporation shall issue Mr. Ilsley 100,000 shares as consideration for his right, title and interest in, to and under the Property in the following orders:

(i)

50,000 shares on June 12, 2019; and

(ii)

50,000 shares on September 10, 2019.

The shares to be issued to Mr. Yacoub and Mr. Ilsley will be offered and sold in reliance on the exemption from registration provided by Section 4(2) and 4(6) of the Securities Act of 1933, as amended. The Common Stock to be offered and sold to Mr. Yacoub and Mr. Ilsley will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1	Desgrobois Option Agreement, dated November 6, 2018, between Mr. Ian Ilsley and Mr. Fayz Yacoub
10.2	Assignment of Desgrosbois Option Agreement dated June 12, 2019, between Mr. Ian Ilsley and Venture Vanadium Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE VANADIUM INC.
Date: June 24, 2019	By: /s/ Ian Ilsley Name: Ian Ilsley Title: President